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                                                                   Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quintiles Transnational Corp. for the registration of 1,749,162 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998, except for Note 3, as to which the date is June 3, 1999 with respect to the supplemental consolidated financial statements of Quintiles Transnational Corp., included in its Current Report on Form 8-K dated July 15, 1999 filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP




Raleigh, North Carolina
July 15, 1999